                                                                   EXHIBIT 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the filing of our report dated March 25, 1998 appearing on page F-2 of this Form 10-K and to the incorporation by reference of such report in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-45397) and in the
Registration Statements on Form S-8 (No. 333-22197) of Acacia Research Corporation.


/s/ FINOCCHIARO & CO.

Finocchiaro & Co.
Pasadena, California
March 25, 1998